THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

March 27, 2017

Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares evidenced by American Depositary Receipts for shares of common stock of
Fuji Heavy Industries Ltd.
(Form F-6 File No 174569)
***************************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting a change to the form of receipt for Fuji Heavy Industries Ltd. The change is effective April 3, 2017.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate with the revised name for Fuji Heavy Industries Ltd., which has been changed to Subaru Corporation.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

The Prospectus has been revised to reflect the new name as follows:

“Subaru Corporation”.

Please contact me with any questions or comments at 212 815-8223.

Agness Moskovits

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)